Exhibit 1.1

VICI PROPERTIES INC.

COMMON STOCK (PAR VALUE $0.01 PER SHARE)

AMENDMENT NO. 1 TO

EQUITY DISTRIBUTION AGREEMENT
June 8, 2020

AMENDMENT NO. 1 TO EQUITY DISTRIBUTION AGREEMENT
AMENDMENT NO. 1, dated as of the 8th day of June, 2020 (the “Amendment No. 1”), by and among VICI Properties Inc., a Maryland corporation (the “Company”), VICI Properties L.P., a Delaware limited partnership (the “Operating Partnership”), Citigroup Global Markets Inc., BofA Securities, Inc., Deutsche Bank Securities Inc., Evercore Group L.L.C., Robert W. Baird & Co. Incorporated, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Stifel, Nicolaus & Company, Incorporated, SunTrust Robinson Humphrey, Inc., Wells Fargo Securities, LLC, Ladenburg Thalmann & Co. Inc., Nomura Securities International, Inc. and Morgan Stanley & Co. LLC, as sales agents and/or principals (each, a “Manager” and, collectively, the “Managers”), to that certain Equity Distribution Agreement, dated December 19, 2018 (the “Agreement”).
W I T N E S S E T H:
WHEREAS, the Company, the Operating Partnership, Citigroup Global Markets Inc., BofA Securities, Inc., Deutsche Bank Securities Inc., Evercore Group L.L.C., Robert W. Baird & Co. Incorporated, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Stifel, Nicolaus & Company, Incorporated, SunTrust Robinson Humphrey, Inc., Wells Fargo Securities, LLC, Ladenburg Thalmann & Co. Inc. and Nomura Securities International, Inc. are parties to the Agreement (the “Original Parties’) pursuant to which the Company may issue and sell through or to the Managers, as sales agents and/or principals, shares of the Company’s common stock, $0.01 par value per share the “Common Stock”), having an aggregate gross sales price of up to $750,000,000, from time to time during the term of this Agreement.
WHEREAS, as a result of prior sales under the Agreement, as of the date of this Amendment No. 1 shares of the Company’s Common Stock having an aggregate gross sales price of up to $418,000,915.86 remain available for issuance and sale under this Agreement.
WHEREAS, the Original Parties wish to amend the Agreement, among other things, in order to appoint Morgan Stanley & Co. LLC as a Manager under the Agreement and to modify the definition of certain defined terms set forth in the Agreement and used therein related to such appointment, and Morgan Stanley & Co. LLC wishes to become party to and Manager under the Agreement, in each case with effect on and after June 8, 2020 (the “Effective Date”); and
WHEREAS, this Amendment No. 1 shall constitute an amendment to the Agreement, which shall remain in full force and effect as amended by this Amendment.
NOW, THEREFORE, in consideration of the mutual agreement to amend the Agreement, the parties hereto, intending legally to be bound, hereby amend and modify the Agreement as of the date hereof as follows:

Section 1.     Definitions. Unless otherwise specified herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Agreement.
Section 2.     Representation and Warranty. Each of the Company and the Operating Partnership, jointly and severally, represent and warrant to the Managers that this Amendment No. 1 has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and the Operating Partnership.
Section 3.     Amendment of the Agreement.
(a)    On and after the Effective Date, the references to “Manager” and “Managers” in the Agreement shall refer to each of Citigroup Global Markets Inc., BofA Securities, Inc., Deutsche Bank Securities Inc., Evercore Group L.L.C., Robert W. Baird & Co. Incorporated, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Stifel, Nicolaus & Company, Incorporated, SunTrust Robinson Humphrey, Inc., Wells Fargo Securities, LLC, Ladenburg Thalmann & Co. Inc., Nomura Securities International, Inc. and Morgan Stanley & Co. LLC.
(b)    The cover of the Agreement is amended to include the name and address of Morgan Stanley & Co. LLC, as follows, in addition to the names and addresses of the Original Parties:
Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

(c)    Section 10 of the Agreement is amended and replaced in its entirety as follows:
Notices. All communications hereunder will be in writing and effective only on receipt, and: if sent to Citigroup Global Markets Inc., will be mailed, delivered or telefaxed to Citigroup Global Markets Inc. General Counsel (fax no.: (646) 291‑1469) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; if sent to BofA Securities, Inc., will be mailed, delivered or telefaxed to One Bryant Park, New York, New York 10036, Fax No. (646) 855-3073, Attention: Syndicate Department, with a copy to Christine Roemer: Fax No. (212) 230-8730, Attention: ECM Legal; if sent to Deutsche Bank Securities Inc., will be mailed, delivered or telefaxed to Deutsche Bank Securities Inc., 60 Wall Street, 2nd Floor, New York, New York 10005, Attention: Equity Capital Markets — Syndicate Desk, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, New York 10005, Attention: General Counsel, Fax No. (646) 374-1071; if sent to Evercore Group L.L.C., will be mailed or delivered to Evercore, Evercore Group L.L.C., 55 East 52nd Street, 36th Floor, New York, New York 10055, Attention: Equity Capital Markets; if sent to Robert W. Baird & Co. Incorporated, will be mailed, delivered or telefaxed to Robert W. Baird & Co. Incorporated, 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Syndicate Department, with a copy to the Legal Department, Facsimile: (414) 298-7474; if sent to Barclays Capital Inc., will be mailed, delivered or telefaxed to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, Facsimile: (646) 834-8133; if sent to Credit Suisse Securities (USA) LLC, will be mailed, delivered or telefaxed to Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3649, (fax:

212-325-4296), Attention: IBCM-Legal; if sent to Stifel, Nicolaus & Company, Incorporated, will be mailed, delivered or telefaxed to Stifel, Nicolaus & Company, Incorporated, 787 7th Avenue, 11th Floor New York, New York 10019, Attention: Syndicate Department, Facsimile: (212) 582-1592; if sent to SunTrust Robinson Humphrey, Inc., will be mailed, delivered or telefaxed to SunTrust Robinson Humphrey, Inc., 3333 Peachtree Road, NE, 11th Floor, Atlanta, Georgia 30326, Attention: Equity Syndicate Department, Fax No. (404) 926-5995; if sent to Wells Fargo Securities, LLC, will be mailed, delivered or telefaxed to Wells Fargo Securities, LLC, 375 Park Avenue, 4th Floor, New York, NY 10152, Attention: Equity Syndicate Department, Facsimile: (212) 214-5918; if sent to Ladenburg Thalmann & Co. Inc., will be mailed, delivered or telefaxed to Ladenburg Thalmann & Co. Inc., 277 Park Avenue, 26th Floor, New York, New York 10172, fax no.: (212) 409-2169, Attention of Jeffrey Caliva; if sent to Nomura Securities International, Inc., will be mailed, delivered or telefaxed to Nomura Securities International, Inc., Worldwide Plaza, 309 West 49th Street, New York, New York, 10019-7316, Attention: Head of Equity Capital Markets, Americas, Fax: (646) 587-8768, with a copy to the Head of IBD Legal, Fax: (646) 587-9548; if sent to Morgan Stanley & Co. LLC shall be mailed or delivered to Morgan Stanley & Co. LLC, 1585 Broadway, 4th Floor, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; or, if sent to the Company, will be mailed, delivered or telefaxed to VICI Properties Inc., 535 Madison Avenue, 20th Floor, New York, New York 10022, Attention: Samantha S. Gallagher, with a copy to Hogan Lovells US LLP, Columbia Square, 555 Thirteenth Street, NW, Washington, D.C. 20004, Attention: David W. Bonser (fax no.: (202) 637-5910).
(d)    The Agreement is amended to include the following as Section 20:
20. Recognition of the U.S. Special Resolution Regimes. (a)    In the event that a Manager that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)    In the event that any Manager that is a Covered Entity or a BHC Act Affiliate of such party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
(c)    For purposes of this Section 14, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the

Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
(e)    The first paragraph of Annex I of the Agreement is amended as follows:
“VICI Properties Inc., a Maryland corporation (the “Company”), and VICI Properties L.P., a Delaware limited partnership (the “Operating Partnership”), propose, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated December 19, 2018 (the “Equity Distribution Agreement”), between the Company and the Operating Partnership, on the one hand, and Citigroup Global Markets Inc., BofA Securities, Inc., Deutsche Bank Securities Inc., Evercore Group L.L.C., Robert W. Baird & Co. Incorporated, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Stifel, Nicolaus & Company, Incorporated, SunTrust Robinson Humphrey, Inc., Wells Fargo Securities, LLC, Ladenburg Thalmann & Co. Inc., Nomura Securities International, Inc. and Morgan Stanley & Co. LLC, on the other hand, to issue and sell to [[•] and [•]] the securities specified in the Schedule I hereto (the “Purchased Shares”) [, and solely for the purpose of covering over-allotments, to grant to [[•] and [•]] the option to purchase the additional securities specified in the Schedule I hereto (the “Additional Shares”)].”
(f)    Notwithstanding anything to the contrary contained herein, this Amendment No. 1 shall not have any effect on offerings or sales of Shares prior to the Effective Date or, except as otherwise provided herein, on the terms of the Agreement, and the rights and obligations of the parties thereunder, insofar as they relate to such offerings or sales, including, without limitation, the representations, warranties and agreements (including the indemnification and contribution provisions), as well as the definition of “Manager” contained in the Agreement prior to the Effective Date.
Section 4.     Applicable Law. This Amendment No. 1 will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
Section 5.     Entire Agreement. This Agreement, as amended by this Amendment No. 1, supersedes all prior agreements and understandings (whether written or oral) between the Company, the Operating Partnership and the Managers with respect to the subject matter hereof.
Section 6.     Execution in Counterparts, Electronic Signatures. This Amendment No. 1 may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of this executed Amendment No. 1 by one party to another may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
[SIGNATURE PAGES FOLLOW]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Managers.

Very truly yours, VICI Properties Inc.
By:	/s/ David A. Kieske
	Name:	David A. Kieske
	Title:	Executive Vice President, Chief Financial Officer and Treasurer
VICI Properties L.P. By: VICI Properties GP LLC, its general partner
By:	/s/ David A. Kieske
	Name:	David A. Kieske
	Title:	Treasurer

[VICI Properties EDA Amendment - Company Signature Page]

Accepted as of the date first written above:

Citigroup Global Markets Inc.

By:	/s/ Zhifeng Tao
Name: Zhifeng Tao
Title: Vice President

BofA Securities, Inc.

By:	/s/ Evan Ladouceur
Name: Evan Ladouceur
Title: Managing Director

Deutsche Bank Securities Inc.

By:	/s/ Samir Abu-Khadra
Name: Samir Abu-Khadra
Title: Director

By:	/s/ Manoj Mahtani
Name: Manoj Mahtani
Title: Director

Evercore Group L.L.C.

By:	/s/ James Park
Name: James Park
Title: Managing Director

Robert W. Baird & Co. Incorporated

By:	/s/ Christopher Walter
Name: Christopher Walter
Title: Director

[VICI Properties EDA Amendment – Manager Signature Page]

Barclays Capital Inc.

By:	/s/ Victoria Hale
Name: Victoria Hale
Title: Authorized Signatory

Credit Suisse Securities (USA) LLC

By:	/s/ Steven P. Brende
Name: Steven P. Brende
Title: Director

Stifel, Nicolaus & Company, Incorporated

By:	/s/ John Orem
Name: John Orem
Title: Managing Director

SunTrust Robinson Humphrey, Inc.

By:	/s/ Keith Carpenter
Name: Keith Carpenter
Title: Director

[VICI Properties EDA Amendment – Manager Signature Page]

Wells Fargo Securities, LLC

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director

Ladenburg Thalmann & Co. Inc.

By:	/s/ Steve Kaplan
Name: Steve Kaplan
Title: Head of Capital Markets

Nomura Securities International, Inc.

By:	/s/ James Chenard
Name: James Chenard
Title: Managing Director

Morgan Stanley & Co. LLC

By:	/s/ Jon Sierant
Name: Jon Sierant
Title: Executive Director

[VICI Properties EDA Amendment – Manager Signature Page]